Exhibit 99.1

KBR Reports Second Quarter Fiscal 2026 Results

Second Quarter Fiscal 2026 Results
(All comparisons against the second quarter fiscal 2025 unless noted.)

•Revenues of $2.0 billion, up 2%
•Net income attributable to KBR of $96 million, up 32%; Operating income of $172 million, down 11% with an Operating income margin of 8.7%
•Adjusted EBITDA2 of $258 million, up 7% with an Adjusted EBITDA2 margin of 13.0%
•Diluted EPS attributable to KBR of $0.75, up 34%
•Adjusted EPS2 of $0.99, up 9%
•Bookings and options1 of $1.8 billion with 1.1x book-to-bill1

Second Quarter YTD Fiscal 2026 Results
(All comparisons against the second quarter YTD fiscal 2025 unless noted.)

•Revenues of $3.9 billion, down 2% due to expected EUCOM contingency runoff
•Net income attributable to KBR of $198 million, up 5%; Operating income of $352 million, down 11% with an Operating income margin of 9.0%
•Adjusted EBITDA2 of $509 million, up 4% with an Adjusted EBITDA2 margin of 13.0%
•Diluted EPS attributable to KBR of $1.55, up 8%
•Adjusted EPS2 of $1.95, up 2%
•Bookings and options1 of $3.7 billion with 1.1x book-to-bill1

HOUSTON, TX - July 30, 2026 - KBR, Inc. (NYSE: KBR) today announced its second quarter fiscal 2026 results.

“We delivered a strong first half while continuing to position both businesses for long-term success as we advance toward separation,” said Stuart Bradie, President and Chief Executive Officer. “Demand remains healthy across our core markets, supported by strong customer relationships, disciplined execution and growing visibility into future performance. In STS, we delivered another strong quarter of bookings, driving record backlog levels and reinforcing the durability of demand across our portfolio. In MTS, customer demand remains strong, and awarded work under protest continues to provide visibility beyond reported backlog. As we prepare for separation, we are taking actions to simplify our cost structure, improve efficiency and position both companies to compete more effectively as focused, standalone businesses. We remain confident in the opportunities ahead and our ability to create long-term value for shareholders.”

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs. In the prior quarter, these metrics also excluded the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flow, and Adjusted operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures

Summarized Second Quarter Fiscal 2026 Consolidated Results

	Three months ended		Six months ended
	July 3,	July 4,	July 3,	July 4,
Dollars in millions, except share data	2026	2025	2026	2025
Revenues	$1,984	$1,952	$3,907	$3,970
Operating income	172	194	352	396
Net income attributable to KBR	96	73	198	189
Net income attributable to KBR from continuing operations	95	105	198	225
Adjusted EBITDA[2]	258	242	509	490
Operating income margin	8.7%	9.9%	9.0%	10.0%
Adjusted EBITDA[2] margin	13.0%	12.4%	13.0%	12.3%
Earnings per share:
Diluted earnings per share attributable to KBR	0.75	0.56	1.55	1.44
Diluted earnings per share from continuing operations	0.74	0.81	1.55	1.71
Adjusted earnings per share[2]	0.99	0.91	1.95	1.91
Cash flows:
Operating cash flows from continuing operations	50	217	160	308
Adjusted operating cash flows[2]	64	217	183	308
Return of capital to shareholders:
Payments to repurchase common stock	25	48	29	204
Payments of dividends to shareholders	21	21	42	41
			July 3,	January 2,
			2026	2026
Leverage:
Net debt[3]			2,258	2,117
TTM Adjusted EBITDA[2]			987	968
Net leverage			2.3x	2.2x

Second Quarter Fiscal 2026 Consolidated Results Review
(All comparisons against the second quarter fiscal 2025 unless noted.)

Revenues were $2.0 billion, up 2% or $32 million. Growth was driven by the continued ramp-up of recently awarded projects within Sustainable Technology Solutions, as well as growth in Mission Technology Solutions across International Government Clients. Within U.S. Government Defense and Intelligence Clients, reported revenues declined year over year due to the expected runoff of EUCOM contingency-related activity; excluding EUCOM runoff, revenues increased year over year.

Operating income was $172 million, down 11% or $22 million, as higher gross profit was more than offset by one-time spin-off costs and other charges associated with the planned separation.

Net income attributable to KBR was $96 million, up 32% or $23 million, reflecting higher gross profit, lower selling, general and administrative expenses, lower interest expense and the absence of prior-year losses from discontinued operations associated with the HomeSafe contract termination, partially offset by one-time spin-off costs and other charges related to the planned separation.

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs. In the prior quarter, these metrics also excluded the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Diluted earnings per share attributable to KBR were $0.75, up 34% or $0.19, in line with increased net income attributable to KBR noted above and lower diluted weighted average common shares outstanding due to open market share repurchases.

Adjusted EBITDA2 was $258 million, up 7% or $16 million, reflecting strong project execution, including unconsolidated JVs, favorable portfolio mix and continued cost discipline across the enterprise. Adjusted EBITDA2 margin was 13.0%.

Adjusted earnings per share2 were $0.99, up 9% or $0.08, due to the increase in adjusted EBITDA2 noted above, lower below-the-line expenses and lower adjusted weighted average common shares outstanding due to open market share repurchases.

Backlog and options as of the quarter end totaled $23.0 billion. Book-to-bill1 was 1.1x for the quarter.

Summarized Second Quarter Fiscal 2026 Segment Results

	Three months ended		Six months ended
	July 3,	July 4,	July 3,	July 4,
Dollars in millions	2026	2025	2026	2025
Revenues	$1,984	$1,952	$3,907	$3,970
Mission Technology Solutions	1,308	1,336	2,604	2,717
Sustainable Technology Solutions	676	616	1,303	1,253
Adjusted EBITDA[2]	258	242	509	490
Mission Technology Solutions	158	136	296	275
Sustainable Technology Solutions	123	134	260	269
Corporate	(23)	(28)	(47)	(54)
Adjusted EBITDA[2] margin	13.0%	12.4%	13.0%	12.3%
Mission Technology Solutions	12.1%	10.2%	11.4%	10.1%
Sustainable Technology Solutions	18.2%	21.8%	20.0%	21.5%
			July 3,	January 2,
			2026	2026
Backlog			17,805	16,864
Mission Technology Solutions			12,282	12,552
Sustainable Technology Solutions			5,523	4,312
Backlog and options			22,997	23,211
Mission Technology Solutions			17,474	18,899
Sustainable Technology Solutions			5,523	4,312

Second Quarter Fiscal 2026 Segment Results Review
(All comparisons against the second quarter fiscal 2025 unless noted.)

Mission Technology Solutions (MTS)
Revenues were $1.3 billion, down 2% or $28 million. Continued expansion within International Government Clients, particularly in Australia and the United Kingdom, was more than offset by lower EUCOM contingency-related activity and reduced activity within U.S. Government Federal Civilian Clients. Within U.S. Government Defense and Intelligence Clients, reported revenues declined year over

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs. In the prior quarter, these metrics also excluded the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

year due to the expected runoff of EUCOM contingency-related activity; excluding EUCOM runoff, revenues increased year over year.

Operating income was $116 million, up 7% or $8 million, driven by favorable portfolio mix, partially offset by one-time spin-off costs and other charges associated with the planned separation. Operating income margin was 8.9%.

Adjusted EBITDA2 was $158 million, up 16% or $22 million, reflecting favorable portfolio mix, disciplined cost management and benefits from contract closeouts. Adjusted EBITDA2 margin was 12.1%.

Backlog and options as of the quarter end totaled $17.5 billion. Book-to-bill1 was 0.8x for the quarter. Reported backlog and book-to-bill do not reflect approximately $10.6 billion of awarded work currently under protest, including the National Science Foundation Antarctica contract, which we expect will provide additional backlog visibility as the protests conclude.

The following new business awards were announced:
•Awarded the $8 billion ceiling Antarctic Science and Engineering Support Contract (ASESC), a single-award IDIQ contract for the U.S. National Science Foundation, to support U.S. Antarctic Program stations and research camps over a 20-year period of performance. This award is not yet recorded in backlog or book-to-bill.
•Awarded a $95 million cost-plus-fixed-fee contract to provide Digital Engineering and Enterprise Decision Support capabilities for the U.S. Space Force at Kirtland Air Force Base over a five-year period of performance.
•Awarded a position on the $866 million ceiling Advisory Support and Technical Requirement Administration (ASTRA) multiple-award IDIQ contract to provide advisory and technical services for the U.S. Air Force, Department of War and intelligence community over five years.

Sustainable Technology Solutions (STS)
Revenues were $676 million, up 10% or $60 million, driven by continued execution of previously awarded work and ramp-up of newer project awards, particularly in the Middle East and Latin America, with additional growth in Australia and Asia, partially offset by U.S. projects nearing completion.

Operating income was $103 million, down 18% or $22 million, reflecting the timing and mix of work executed during the quarter, including a higher contribution from equipment procurement activity, while underlying project execution and demand trends remained strong. Operating income margin was 15.2%.

Adjusted EBITDA2 was $123 million, down 8% or $11 million. The smaller decline relative to operating income primarily reflects higher unconsolidated joint venture adjusted EBITDA contributions during the quarter. Adjusted EBITDA2 margin was 18.2%.

Backlog as of the quarter end reached a record $5.5 billion. Book-to-bill1 was 1.5x for the quarter.

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs. In the prior quarter, these metrics also excluded the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

The following new business awards were announced:
•KBR’s Purifier® ammonia technology selected for Pampa Energía’s new ammonia-urea complex in Bahía Blanca, Argentina, which is expected to be the largest single-train ammonia plant in Latin America.
•KBR’s PureSAF® technology selected by NorSAF for a planned 100,000 ton/year SAF and e-SAF facility in Latvia, expected to be the largest sustainable aviation fuel production plant in Northern Europe.
•Selected to provide technology licensing and front-end engineering design services using KBR’s PureSAF® technology for Keppel and Aster’s proposed sustainable aviation fuel plant on Singapore’s Jurong Island.
•Selected by Power2X to provide project management consultancy services for its Rotterdam eFuels project, one of Europe's largest sustainable aviation fuel initiatives, expected to produce more than 250,000 tons of e-SAF annually.

Balance Sheet, Cash Flow, and Capital Deployment
Liquidity as of July 3, 2026, totaled approximately $0.9 billion, comprising $625 million in borrowing capacity under the revolving credit facility and $312 million in cash and cash equivalents. Net leverage ratio as of July 3, 2026, was 2.3x.

Operating cash flows from continuing operations for the quarter were $50 million, down 77% or $167 million. Adjusted operating cash flows2 for the quarter were $64 million, down 71% or $153 million.

During the second quarter, KBR returned $46 million in capital to shareholders, consisting of $25 million in share repurchases and $21 million in regular dividends.

Reaffirming Fiscal 2026 Guidance
KBR reaffirms the following full‑year fiscal 2026 outlook for the consolidated company and plans to update standalone outlooks in connection with the planned spin transaction.

Fiscal Year 2026 Guidance
Revenues	$7.90B - $8.36B
Adjusted EBITDA	$980M - $1,040M
Adjusted EPS	$3.87 - $4.22
Adjusted operating cash flows	$560M - $600M

The company does not provide reconciliations of Adjusted EBITDA, Adjusted EPS, and Adjusted operating cash flows to the most comparable GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, and acquisition-related expenses without unreasonable effort, which could be material to the company’s results computed in accordance with GAAP.

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs. In the prior quarter, these metrics also excluded the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Planned Spin-Off of Mission Technology Solutions
On September 24, 2025, KBR announced its intention to spin-off its Mission Technology Solutions segment into a separate, U.S. publicly traded company. We continue to believe that the formation of two independent companies with distinct business profiles will better position both companies to deliver long-term profitable growth and value for customers, employees, and shareholders. Upon completion, KBR and its shareholders are expected to benefit from ownership in two pure‑play public companies with enhanced strategic and management focus, prioritized commercial resources, operational independence, and financial flexibility to support strategic imperatives.

KBR continues to advance key separation workstreams, including leadership, governance, operating model and branding activities for the future Mission Technology Solutions company. On June 25, 2026, KBR announced the appointments of Michael LaRouche as President and Chief Executive Officer-designate and Nicholas Veasey as Executive Vice President and Chief Financial Officer-designate of the planned spin-off entity. On July 30, 2026, KBR unveiled Trinzic as the future standalone company, introducing its new corporate brand and identity as it prepares to become an independent public company.

The planned spin‑off is intended to be tax‑free to KBR and its shareholders for U.S. federal income tax purposes and is targeting completion on January 4, 2027, which is the first business day of fiscal 2027, subject to final approval by KBR’s Board of Directors and other customary conditions. Additional details regarding the spin-off transaction are available on the Investor Relations section of KBR's website at investors.kbr.com/news-and-events/spin-off-information.

Conference Call Details
The company will host a conference call to discuss its second quarter fiscal 2026 results on Thursday, July 30, 2026, at 7:30 a.m. Central Time. The conference call will be webcast simultaneously through the Investor Relations section of KBR’s website at investors.kbr.com. A replay of the webcast will be available shortly after the call on KBR’s website via the webcast link here: https://events.q4inc.com/attendee/815377675.

About KBR
We deliver science, technology and engineering solutions to governments and companies around the world. KBR employs approximately 37,000 people worldwide with customers in more than 85 countries and operations in over 28 countries. KBR is proud to work with its customers across the globe to provide technology, value-added services, and long-term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.

Visit www.kbr.com

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Excludes EUCOM contingency revenue of $59 million and $137 million from the respective quarterly and year-to-date prior-year comparison periods.
4 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Forward-Looking Statements
The statements in this press release that are not historical statements, including statements regarding our expectations for our future financial performance, effective tax rate, operating cash flows, contract revenues, award activity and backlog, program activity, our business strategy, business opportunities, interest expense, our plans for raising and deploying capital and paying dividends, and our planned spin-off of the Mission Technology Solutions business, including the anticipated timing, benefits and tax treatment of the spin-off transaction, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: uncertainty, delays or reductions in government funding, appropriations and payments, including as a result of continuing resolution funding mechanisms, government shutdowns or changing budget priorities; developments and changes in government laws, regulations and regulatory requirements and policies that may require us to pause, delay or abandon new and existing projects; changes in the priorities, focus, authority and budgets of government agencies under the current administration that may impact our existing projects and/or our ability to win new contracts; the ongoing conflict between Russia and Ukraine and global volatility and continued unrest, including in the Middle East, and the related impacts on our business; potential adverse economic and market conditions, such as interest rate and currency exchange rate fluctuations, or ongoing uncertainty related to impacts of newly imposed U.S. tariffs and any additional responsive non-U.S. tariffs or other changes in trade policy, including impact tariffs could have on customer spend; the company’s ability to manage its liquidity; delays, cancellations or reversals of contract awards due to bid protests or legal challenges; the potential adverse outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; the possibility of cyber and malware attacks; increased competition for employees; the ability to successfully complete and integrate acquisitions; the company's proposed spin-off; investment decisions by project owners; and operations of joint ventures, including joint ventures that are not controlled by the company.

The company's most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission (SEC) filings discuss some of the important risk factors that the company has identified that may affect its business, results of operations and financial condition. Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investor Relations: Rachael Goldwait Vice President, Investor Relations 713-753-4634 Investors@kbr.com	Media Relations: Philip Ivy Vice President, Global Communications 713-753-3800 Mediarelations@kbr.com

KBR, Inc.
Condensed Consolidated Statements of Operations
(In millions, except for per share data)
(Unaudited)

	Three months ended		Six months ended
	July 3,	July 4,	July 3,	July 4,
	2026	2025	2026	2025
Revenues:
Mission Technology Solutions	$1,308	$1,336	$2,604	$2,717
Sustainable Technology Solutions	676	616	1,303	1,253
Total revenues	1,984	1,952	3,907	3,970
Gross profit	293	290	558	590
Equity in earnings of unconsolidated affiliates	52	51	103	93
Selling, general and administrative expenses	(143)	(146)	(262)	(286)
Spin-off costs and other charges	(31)	—	(46)	—
Other operating income (expense)	1	(1)	(1)	(1)
Operating income (loss):
Mission Technology Solutions	116	108	227	221
Sustainable Technology Solutions	103	125	216	252
Corporate	(47)	(39)	(91)	(77)
Total operating income	172	194	352	396
Interest expense	(35)	(41)	(72)	(82)
Other non-operating expense	(2)	(8)	(2)	(5)
Income from continuing operations before income taxes	135	145	278	309
Provision for income taxes	(38)	(39)	(78)	(82)
Net income from continuing operations	97	106	200	227
Net income (loss) from discontinued operations, net of tax	2	(48)	—	(54)
Net income	99	58	200	173
Less: Net income attributable to noncontrolling interests included in continuing operations	2	1	2	2
Less: Net income (loss) attributable to noncontrolling interests included in discontinued operations	1	(16)	—	(18)
Net income attributable to KBR	96	73	198	189
Adjusted EBITDA¹	$258	$242	$509	$490

Diluted earnings per share from continuing operations	$0.74	$0.81	$1.55	$1.71
Diluted earnings (loss) per share from discontinued operations	$0.01	$(0.25)	$—	$(0.27)
Diluted earnings per share attributable to KBR	$0.75	$0.56	$1.55	$1.44
Adjusted EPS¹	$0.99	$0.91	$1.95	$1.91
Diluted weighted average common shares outstanding	127	129	127	131
Adjusted weighted average common shares outstanding	127	129	127	131
1 See additional information at the end of this release regarding non-GAAP financial information, including a reconciliation to the nearest GAAP measure

KBR, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share data)

	July 3, 2026	January 2, 2026
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$312	$500
Accounts receivable, net of allowance for credit losses of $5 and $6, respectively	1,109	1,086
Contract assets	360	280
Other current assets	182	166
Current assets of discontinued operations	15	19
Total current assets	1,978	2,051
Pension assets	113	89
Property, plant and equipment, net of accumulated depreciation of $510 and $506 (including net PPE of $5 and $5 owned by a variable interest entity), respectively	227	232
Operating lease right-of-use assets	224	217
Goodwill	2,668	2,677
Intangible assets, net of accumulated amortization of $526 and $501, respectively	694	727
Equity in and advances to unconsolidated affiliates	241	107
Deferred income taxes	124	162
Other assets (including $50 and $0 of available-for-sale debt securities at fair value, respectively)	398	322
Total assets	$6,667	$6,584
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$749	$712
Contract liabilities	360	331
Accrued salaries, wages and benefits	313	342
Current maturities of long-term debt	49	49
Other current liabilities	236	235
Current liabilities of discontinued operations	16	19
Total current liabilities	1,723	1,688
Employee compensation and benefits	149	144
Income tax payable	97	83
Deferred income taxes	87	95
Long-term debt	2,503	2,547
Operating lease liabilities	246	236
Other liabilities	220	279
Total liabilities	5,025	5,072
Commitments and Contingencies
KBR shareholders' equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value 300,000,000 shares authorized, 183,154,727 and 182,891,428 shares issued, and 126,067,755 and 126,454,289 shares outstanding, respectively	—	—
Paid-in capital in excess of par	2,566	2,552
Retained earnings	1,853	1,697
Treasury stock, 57,086,972 shares and 56,437,139 shares, at cost, respectively	(1,842)	(1,818)
Accumulated other comprehensive loss	(941)	(928)
Total KBR shareholders' equity	1,636	1,503
Noncontrolling interests	6	9
Total shareholders' equity	1,642	1,512
Total liabilities and shareholders' equity	$6,667	$6,584

KBR, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Six months ended
	July 3, 2026	July 4, 2025
Cash flows from operating activities:
Net income	$200	$173
Net loss from discontinued operations, net of tax	—	54
Net income from continuing operations	200	227
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	83	86
Equity in earnings of unconsolidated affiliates	(103)	(93)
Deferred income tax	31	26
Other charges associated with lease right-of-use asset impairment	17	—
Other	(2)	4
Changes in operating assets and liabilities, net of acquired business:
Accounts receivable, net of allowance for credit losses	(26)	(128)
Contract assets	(80)	(6)
Accounts payable	40	25
Contract liabilities	31	(2)
Accrued salaries, wages and benefits	(21)	(9)
Payments on operating lease liabilities	(40)	(41)
Payments from unconsolidated affiliates, net	5	5
Distributions of earnings from unconsolidated affiliates	97	124
Other assets and liabilities	(72)	90
Total cash flows provided by operating activities - continuing operations	$160	$308
Cash flows from investing activities:
Purchases of property, plant and equipment	$(28)	$(16)
Return of (investment in) equity method investments, net	(128)	3
Acquisition of business, net of cash acquired	—	(11)
Purchases of available-for-sale debt securities	(49)	—
Purchases of other investments	(13)	—
Other	2	—
Total cash flows used in investing activities - continuing operations	(216)	(24)
Cash flows from financing activities:
Borrowings on Revolver	141	373
Payments on short-term and long-term debt	(25)	(18)
Payments on Revolver	(161)	(323)
Payments to repurchase common stock	(29)	(204)
Payments of dividends to shareholders	(42)	(41)
Other	(12)	(6)
Total cash flows used in financing activities - continuing operations	$(128)	$(219)
Total operating cash flows from discontinued operations	(2)	(27)
Total investing cash flows from discontinued operations	—	(12)
Total financing cash flows from discontinued operations	—	8
Total cash flows from discontinued operations	$(2)	$(31)
Effect of exchange rate changes on cash	(4)	20
Increase (decrease) in cash and cash equivalents	(190)	54
Cash and cash equivalents at beginning of period	505	350
Cash and cash equivalents at end of period	$315	$404
Less: cash and cash equivalents at end of period for discontinued operations	3	1
Cash and cash equivalents at end of period for continuing operations	$312	$403
Supplemental disclosure of cash flows information:
Noncash financing activities
Dividends declared	$21	$21

Unaudited Non-GAAP Financial Information
The following information provides reconciliations of certain non-GAAP financial measures presented in the press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided the non-GAAP financial information presented in the press release as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

Adjusted EBITDA
We evaluate performance based on Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is defined as Net income (loss) attributable to KBR, plus Net (income) loss from discontinued operations, net of tax; less Net income (loss) attributable to noncontrolling interest included in discontinued operations; less Interest expense; Other non-operating expense (income); Provision for income taxes; Depreciation and amortization (D&A); and certain discrete items as identified by Management to be non-recurring in nature as set forth below. Adjusted EBITDA can also be defined as Operating income less Net income attributable to noncontrolling interests from continuing operations; plus D&A; and certain discrete items as identified by Management to be non-recurring in nature as set forth below. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenues. Adjusted EBITDA and Adjusted EBITDA margin for each of the three- and six-month periods ended July 3, 2026 and July 4, 2025 are considered non-GAAP financial measures under SEC rules because Adjusted EBITDA excludes certain amounts included in the calculation of Net income (loss) attributable to KBR in accordance with GAAP for such periods. Management believes Adjusted EBITDA and Adjusted EBITDA margin afford investors a view of what management considers KBR's core performance for each of the three- and six-month periods ended July 3, 2026 and July 4, 2025 and also affords investors the ability to make a more informed assessment of such core performance for the comparable periods.

	Three months ended		Six months ended
	July 3,	July 4,	July 3,	July 4,
Dollars in millions	2026	2025	2026	2025

Net income attributable to KBR	$96	$73	$198	$189
Net (income) loss from discontinued operations, net of tax	(2)	48	—	54
Net income (loss) attributable to noncontrolling interest included in discontinued operations	1	(16)	—	(18)
Net income attributable to KBR from continuing operations	$95	$105	$198	$225
•Interest expense	35	41	72	82
•Other non-operating expense	2	8	2	5
•Provision for income taxes	38	39	78	82
•Depreciation and amortization	42	45	83	86
•Spin-off, acquisition and restructuring	33	4	49	10
•Share of JV interest, tax, D&A and acquisition costs (1)	13	—	27	—
Adjusted EBITDA	$258	$242	$509	$490

	Three months ended		Six months ended
	July 3,	July 4,	July 3,	July 4,
Dollars in millions	2026	2025	2026	2025

Operating income - MTS	$116	$108	$227	$221
•Net loss attributable to noncontrolling interests included in continuing operations	—	1	—	1
•Depreciation and amortization	24	27	49	53
•Spin-off, acquisition and restructuring	15	—	16	—
•Share of JV interest, tax, D&A and acquisition costs (1)	3	—	4	—
Adjusted EBITDA - MTS	$158	$136	$296	$275

Operating income - STS	$103	$125	$216	$252
•Net income attributable to noncontrolling interests included in continuing operations	(2)	(2)	(2)	(3)
•Depreciation and amortization	11	11	21	20
•Spin-off, acquisition and restructuring	1	—	2	—
•Share of JV interest, tax, D&A and acquisition costs (1)	10	—	23	—
Adjusted EBITDA - STS	$123	$134	$260	$269

Operating loss - Corporate	$(47)	$(39)	$(91)	$(77)
•Depreciation and amortization	7	7	13	13
•Spin-off, acquisition and restructuring	17	4	31	10
Adjusted EBITDA - Corporate	$(23)	$(28)	$(47)	$(54)

Operating income - KBR	$172	$194	$352	$396
•Net income attributable to noncontrolling interests included in continuing operations	(2)	(1)	(2)	(2)
•Depreciation and amortization	42	45	83	86
•Spin-off, acquisition and restructuring	33	4	49	10
•Share of JV interest, tax, D&A and acquisition costs (1)	13	—	27	—
Adjusted EBITDA - KBR	$258	$242	$509	$490

(1) Beginning with the three months ended April 3, 2026, Adjusted EBITDA was revised to include add-backs associated with KBR's share of unconsolidated JV interest, taxes, depreciation, amortization and acquisition costs on a prospective basis. Management concluded that retrospective application would not provide additional meaningful information to investors and therefore did not recast historical non‑GAAP results. The estimated impact to fiscal 2025 margins was approximately 20 basis points.

Adjusted EPS
Adjusted earnings per share (Adjusted EPS) for each of the three- and six-month periods ended July 3, 2026 and July 4, 2025 is considered a non-GAAP financial measure under SEC rules because Adjusted EPS excludes certain amounts included in the Diluted EPS calculated in accordance with GAAP for such periods. The most directly comparable financial measure calculated in accordance with GAAP is Diluted EPS for the same periods. Management believes that Adjusted EPS affords investors a view of what management considers KBR's core earnings performance for each of the three- and six-month periods ended July 3, 2026 and July 4, 2025 and also affords investors the ability to make a more informed assessment of such core earnings performance for the comparable periods.

	Three months ended		Six months ended
	July 3,	July 4,	July 3,	July 4,
	2026	2025	2026	2025

Diluted EPS attributable to KBR	$0.75	$0.56	$1.55	$1.44
Less: Diluted earnings (loss) per share from discontinued operations	0.01	(0.25)	—	(0.27)
Diluted EPS from continuing operations	$0.74	$0.81	$1.55	$1.71
•Amortization related to acquisitions	0.06	0.07	0.12	0.14
•Spin-off, acquisition and restructuring	0.19	0.03	0.28	0.06
Adjusted EPS	$0.99	$0.91	$1.95	$1.91
Diluted weighted average common shares outstanding	127	129	127	131
Adjusted weighted average common shares outstanding	127	129	127	131

Adjusted Operating Cash Flows and Adjusted Operating Cash Conversion
Adjusted operating cash flows and Adjusted operating cash conversion are considered non-GAAP financial measures under SEC rules. Adjusted operating cash flows exclude certain amounts included in the cash flows provided by operating activities calculated in accordance with GAAP. Adjusted operating cash conversion is calculated as Adjusted operating cash flows divided by Adjusted weighted average common shares outstanding, which is then divided by Adjusted earnings per share. Management believes that Adjusted operating cash flows and adjusted operating cash conversion afford investors a view of what management considers KBR's core operating cash flow performance for each of the three- and six-month periods ended July 3, 2026 and July 4, 2025 and also afford investors the ability to make a more informed assessment of such core operating cash generation performance.

	Three months ended		Six months ended
	July 3,	July 4,	July 3,	July 4,
Dollars in millions, except per share amounts	2026	2025	2026	2025

Operating cash flows from continuing operations	$50	$217	$160	$308
Adjust: Spin-off transaction costs	14	—	23	—
Adjusted operating cash flows	$64	$217	$183	$308

Adjusted operating cash flow per adjusted share	0.50	1.68	1.44	2.35
Adjusted earnings per share	0.99	0.91	1.95	1.91

Adjusted operating cash conversion	51%	185%	74%	123%